Exhibit 15

Acknowledgment of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

American Eagle Outfitters, Inc.

We are aware of the incorporation by reference in the Registration Statement (Form S-8 No. 333-75188), pertaining to the American Eagle Outfitters, Inc. 1999 Stock Incentive Plan, of our report dated May 24, 2005 relating to the unaudited consolidated interim financial statements of American Eagle Outfitters, Inc. that are included in its Form 10-Q for the quarter ended April 30, 2005.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania

June 24, 2005